UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2017

Domino’s Pizza, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Other Jurisdiction of Incorporation)

001-32242	38-2511577
(Commission File Number)	(IRS Employer Identification No.)

30 Frank Lloyd Wright Drive Ann Arbor, Michigan	48105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 930-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2017, Gregory A. Trojan provided the Company with notice of his resignation from the Board of Directors of the Company (the “Board”), and any committees thereof, effective immediately. Mr. Trojan’s resignation did not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company. The Company accepted Mr. Trojan’s resignation on November 8, 2017.

Effective November 8, 2017, Richard L. Federico, a current director, was appointed to the Audit Committee of the Board until his successor is appointed or until his earlier resignation or removal, and C. Andrew Ballard, a current director, was appointed to the Nominating and Corporate Governance Committee of the Board until his successor is appointed or until his earlier resignation or removal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S PIZZA, INC.
(Registrant)

Date: November 8, 2017	/s/ Jeffrey D. Lawrence
Jeffrey D. Lawrence Chief Financial Officer